Exhibit 99.2 UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF ABRAXAS PETROLEUM CORPORATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

ABRAXAS PETROLEUM CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands except per share data) Nine Months Ended September 30, 2022 Revenues: Oil and gas production revenues Oil $ 31,307 Gas 5,733 Natural gas liquids 2,913 Other 20 Total revenue 39,973 Operating costs and expenses: Lease operating 7,700 Production and ad valorem taxes 3,410 Rig expense 338 Depreciation, depletion, amortization and accretion 4,807 General and administrative (including stock-based compensation of $3,296) 9,049 Total operating cost and expenses 25,304 Operating income 14,669 Other (income) expense: Interest income (15) Interest expense 111 Gain on sale of oil and gas assets (29,359) Loss (gain) on sale of non-oil and gas assets 669 Amortization of deferred financing fees — Financing fees — Debt forgiveness (6,645) Loss on debt extinguishment Other 600 Loss on derivative contracts — Total other expense (income) (34,639) Income (loss) before income tax 49,308 Income tax expense (benefit) — Net income (loss) 49,308 Accretion of preferred stock $ 6,198 Net income (loss) attributable to common stock $ 43,110 See accompanying notes to condensed consolidated financial statements (unaudited).

ABRAXAS PETROLEUM CORPORATION NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (tabular amounts in thousands, except per share data) 1. Basis of Presentation The accounting policies we follow as of January 1, 2022 are set forth in the notes to our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022. The accompanying interim condensed consolidated financial statements have not been audited by our independent registered public accountants. In the opinion of management, these statements reflect all adjustments necessary for a fair presentation of the financial position and results of operations. Any and all adjustments are of a normal and recurring nature. Although management believes the unaudited interim related disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the SEC. The statements of operations for the three and nine month periods ended September 30, 2022 , the statements of stockholders' equity for the three and nine months ended Septermbert 30, 2022, and the statement of cash flows for the nine months ended September 30, 2022, are not necessarily indicative of the results to be expected for the full year. The condensed consolidated financial statements included herein should be read in conjunction with the consolidated audited financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2021. Consolidation Principles The terms “Abraxas,” “Abraxas Petroleum,” “we,” “us,” “our” or the “Company” refer to Abraxas Petroleum Corporation and all of its subsidiaries, including Raven Drilling, LLC (“Raven Drilling”). Rig Accounting In accordance with SEC Regulation S-X, no income is recognized in connection with contractual drilling services performed in connection with properties in which we or our affiliates hold an ownership, or other economic interest. Any income not recognized as a result of this limitation is credited to the full cost pool and recognized through lower amortization as reserves are produced. Use of Estimates The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Stock-Based Compensation, Option Plans and Cash Compensation Stock Options We currently utilize a standard option-pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees and directors. The following table summarizes our stock option activity for the nine months ended September 30, 2022, (in thousands): Number of Shares Weighted Average Option Exercise Price Per Share Weighted Average Grant Date Fair Value Per Share Outstanding, December 31, 2021 55 $ 53.79 $ 36.95 Cancelled/Forfeited (44) $ 55.79 $ 38.05 Expired (4) $ 40.43 $ 29.23 Balance, September 30, 2022 7 $ - $ - 11

Restricted Stock Awards Restricted stock awards are awards of common stock that are subject to restrictions on transfer and to a risk of forfeiture if the recipient of the award terminates employment with us prior to the lapse of the restrictions. The fair value of such stock was determined using the closing price on the grant date and compensation expense is recorded over the applicable vesting periods. On May 12, 2022, AG Energy Funding, LLC (“AGEF”) and our Board of Directors (the “Board”) approved grants of restricted stock to certain of our executives to incentivize their retention. The grants were made pursuant to the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan (the “Employee LTIP”) and vest one-third on each of the first, second, and third anniversary of the grant date. The vesting schedule accelerates, and the restricted shares become fully vested, upon death or total disability of the grantee or upon a Change of Control (as defined in the Employee LTIP) of the Company. On September 13, 2022, AGEF and Biglari Holdings Inc., an Indiana corporation (“Biglari Holdings”), entered into a Preferred Stock Purchase Agreement (the “Preferred Purchase Agreement”) and an Assignment and Assumption Agreement (the “Assignment Agreement”), pursuant to which AGEF agreed to sell and assign to Biglari Holdings, and Biglari Holdings agreed to purchase, acquire, and assume all 685,505 shares of the Company’s Series A Preferred Stock (the “ Preferred Shares”) held by AGEF and all of AGEF’s rights, title, and interests in, and duties and obligations under, an Exchange Agreement dated January 3, 2022 (the “Exchange Agreement”) between the Company and AGEF (such transactions between AGEF and Biglari Holdings, the “Sale and Assignment”). Following Biglari Holdings’ acquisition of the Preferred Shares, a change in control of the Company occurred. Biglari Holdings’ ownership of the Preferred Shares resulted in its beneficial ownership, both directly and indirectly, of the approximately 85% of the Company’s voting securities that AGEF owned prior to effecting the Sale and Assignment. See Note 4 “Long-Term Debt - Restructuring” and Note 10 “Disposition of Assets and Restructuring” to the Consolidated Financial Statements. AGEF and the Board also granted restricted stock to one of its non-employee directors for incentivization and retention purposes. The restricted stock grant vests one-third on each of the first, second, and third anniversary of the grant date and was made pursuant to the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “Non-Employee LTIP”). The restricted stock granted under the Employee LTIP and the Non-Employee LTIP vested in September 2022 as a result of the Change of Control that occurred upon the Sale and Assignment between Biglari Holdings and AGEF. The following table summarizes our restricted stock activity for the nine months ended September 30, 2022. Grants of restricted shares included: (i) 500,000 to Robert L.G. Watson, (ii) 162,000 to Steven P. Harris, (iii) 178,000 to Kenneth W. Johnson (each of the foregoing under the Employee LTIP), and (iv) 50,000 to Brian Melton under the Non-Employee LTIP. Number of Shares (thousands) Weighted Average Grant Date Fair Value Per Share Unvested, December 31, 2021 14 $ 27.97 Granted 1,650 $ 1.88 Vested/Released (1,664) 27.97 Unvested, September 30, 2022 $ - $ - The table below provides a summary of Performance Based Restricted Stock as of the date indicated: Number of Shares (thousands) Weighted Average Grant Date Fair Value Per Share Unvested, December 31, 2021 28 $ 26.80 Expired (28) $ 26.80 Unvested, September 30, 2022 - $ - Compensation expense associated with the performance-based restricted stock is based on the grant date fair value of a single share as determined using a Monte Carlo Simulation model which utilizes a stochastic process to create a range of potential future outcomes given a variety of inputs. As the Compensation Committee intends to settle the performance-based restricted stock awards with shares of our common stock, the awards are accounted for as equity awards and the expense is calculated on the grant date assuming a 100% target payout and amortized over the life of the awards. The following table summarizes stock-based compensation from the various forms of compensation utilized by the Company (in thousands) as of the dates indicated. Nine Months Ended September 30, 2022 Options $ - Restricted stock 3,217 Performance shares 79 $ 3,296 As of September 30, 2022, all expense related to stock-based compensation related to stock options and performance shares has been fully amortized. 12

Cash Compensation for Non-Employee Directors

On May 12, 2022, AGEF and the Board approved cash compensation in the amount of $10,000 per calendar quarter to each non-employee member of the Board for the purpose of attracting and retaining qualified individuals to serve as Board members.

Management Incentive Plan

On May 12, 2022, AGEF and the Board approved the Abraxas Petroleum Corporation Management Incentive Plan (the "MIP"), pursuant to which participants ("Eligible Employees"), including our named executive officers ("NEOs"), earn a bonus payment (a "Bonus") upon a Change of Control (as defined in the MIP) of the Company. Under the MIP, any such Bonus is payable (i) in cash and securities in the same ratio as the consideration received by the Company and/or its stockholders in connection with such Change of Control, and (ii) in an amount equal to (x) such Eligible Employee's MIP Allocation (shown in Table A below for our NEOs, expressed as a percentage of the MIP shares owned by such NEO compared to the total MIP shares available under the MIP) multiplied by (y) the MIP value calculation (shown in Table B below).

The aggregate MIP payout is capped at $12.0 million. The Board's Compensation Committee will determine in good faith the Change of Control value of the MIP Bonus pool based on the consideration received by Abraxas in any asset sale or the equity value of Abraxas implied by the consideration received by the stockholders of Abraxas in any merger or similar transaction. Any MIP payout is subject to adjustment as set forth in the MIP based on the timing of the Change of Control following the adoption of the MIP.

On September 13, 2022, AGEF and Biglari Holdings entered into the Preferred Purchase Agreement and the Assignment Agreement, pursuant to which AGEF agreed to sell and assign to Biglari Holdings, and Biglari Holdings agreed to purchase, acquire, and assume from AGEF, the Preferred Shares and all of AGEF's rights, title, and interests in, and duties and obligations under, the Exchange Agreement between the Company and AGEF. Following Biglari Holdings' acquisition of the Preferred Shares, a change in control of the Company occurred. Biglari Holdings' ownership of the Preferred Shares resulted in its beneficial ownership, both directly and indirectly, of the approximately 85% of the Company's voting securities that AGEF owned prior to effecting the Sale and Assignment. While a Change of Control occurred, the imputed value of the transaction contemplated by the Sale and Assignment, if relevant to the required determination of Change of Control Value, and if adjusted to cover the aggregate value of the outstanding capital stock of the Company, did not exceed $100 million.

See Note 4 "Long-Term Debt - Restructuring" and Note 10 "Disposition of Assets and Restructuring" to the Consolidated Financial Statements.

Table A –Eligible NEOs

Eligible Employee	Allocation of MIP Value %
Robert Watson	45.00%
Kenny Johnson	9.50%

Table B – Aggregate Bonus Amount Calculation

Tier	Change of Control Value Range	MIP Pool Enhancement	Accreted Amount
I	$0-100 million	0%	
II	$100-110 million	50%	$ 5,000,000
III	$110-140 million	5%	$ 1,500,000
IV	$140-180 million	10%	$ 4,000,000
V	$180+ million	15%	up to $1,500,000

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Oil and Gas Properties We follow the full cost method of accounting for oil and gas properties. Under this method, all direct costs and certain indirect costs associated with the acquisition of properties and successful and unsuccessful exploration and development activities are capitalized. Depreciation, depletion, and amortization of capitalized oil and gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of- production method based on proved reserves. Net capitalized costs of oil and gas properties, less related deferred taxes, are limited by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10%, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Costs in excess of the present value of estimated net revenue from proved reserves discounted at 10% are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of oil and gas properties for full cost accounting companies with proceeds accounted for as an adjustment of capitalized cost. An exception to this rule occurs when the adjustment to the full cost pool results in a significant alteration of the relationship between capitalized cost and proved reserves. We apply the full cost ceiling test on a quarterly basis on the date of the latest balance sheet presented. At September 30, 2022, the net capitalized costs of oil and gas properties did not exceed the cost ceiling of our estimated proved reserves. Assets Held for Sale On September 26, 2022, the Company entered into an agreement to sell its corporate headquarters building for approximately $5.0 million. Assets held for sale are stated at net book value. It is anticipated that the sale will close in the fourth quarter of 2022. Restoration, Removal and Environmental Liabilities We are subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require us to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable. We account for future site restoration obligations based on the guidance of ASC 410 which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. ASC 410 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred, and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. For all periods presented, we have included estimated future costs of abandonment and dismantlement in our full cost amortization base and amortize these costs as a component of our depletion expense in the accompanying condensed consolidated financial statements. The following table summarizes our future site restoration obligation transactions for the nine months ended September 30, 2022 and the year ended December 31, 2021 (in thousands): September 30, 2022 December 31, 2021 Beginning future site restoration obligation $ 4,708 $ 7,360 New wells placed on production and other - 1 Deletions related to property sales (1,839) (2,845) Deletions related to plugging costs - (342) Accretion expense 128 330 Revisions and other (2) 204 Ending future site restoration obligation $ 2,995 $ 4,708 14

2. Revenue from Contracts with Customers Revenue Recognition Sales of oil, gas and natural gas liquids (“NGL”) are recognized at the point in time when control of the product is transferred to the customer and collectability is reasonably assured. Our contracts’ pricing provisions are tied to a market index, with certain adjustments based on, among other factors, physical location, quality of the oil or gas, and prevailing supply and demand conditions. As a result, the price of the oil, gas and NGL fluctuates to remain competitive with other available oil, gas and NGL supplies in the market. We believe that the pricing provisions of our oil, gas and NGL contracts are customary in the industry. Oil sales Our oil sales contracts are generally structured such that we sell our oil production to a purchaser at a contractually specified delivery point at or near the wellhead. The crude oil production is priced on the delivery date based upon prevailing index prices less certain deductions related to oil quality, physical location and transportation costs incurred by the purchaser subsequent to delivery. We recognize revenue when control transfers to the purchaser upon delivery at or near the wellhead at the net price received from the purchaser. Gas and NGL Sales Under our gas processing contracts, we deliver wet gas to a midstream processing entity at the wellhead or the inlet of the midstream processing entity’s system. The midstream processing entity processes the natural gas and remits proceeds to us based upon either (i) the resulting sales price of NGL and residue gas received by the midstream processing entity from third party customers, or (ii) the prevailing index prices for NGL and residue gas in the month of delivery to the midstream processing entity. Gathering, processing, transportation and other expenses incurred by the midstream processing entity are typically deducted from the proceeds that we receive. In these scenarios, we evaluate whether the midstream processing entity is the principal or the agent in the transaction. In our gas purchase contracts, we have concluded that the midstream processing entity is the agent, and thus, the midstream processing entity is our customer. Accordingly, we recognize revenue upon delivery to the midstream processing entity based on the net amount of the proceeds received from the midstream processing entity. 15

Disaggregation of Revenue We have been focused on the development of oil and natural gas properties primarily located in the following two operating regions in the United States: (i) the Permian/Delaware Basin, and (ii) Rocky Mountain. All of our Rocky Mountain properties sold on January 3, 2022. Revenue attributable to each of those regions is disaggregated in the tables below. Nine Months Ended September 30, 2022 Oil Gas NGL Operating Regions: Permian/Delaware Basin $ 31,307 $ 5,733 $ 2,913 Rocky Mountain $ - $ - $ - Significant Judgments Principal versus Agent We engage in various types of transactions in which midstream entities process our gas and subsequently market resulting NGL and residue gas to third-party customers on our behalf, such as our percentage-of-proceeds and gas purchase contracts. These types of transactions require judgment to determine whether we are the principal or the agent in the contract and, as a result, whether revenues are recorded gross or net. The Company reports revenue on a net basis. Transaction price allocated to remaining performance obligations A significant number of our product sales are short-term in nature with a contract term of one year or less. For those contracts, we have utilized the practical expedient in ASC Topic 606-10-50-14 exempting us from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. For product sales that have a contract term greater than one year, we have utilized the practical expedient in ASC Topic 606-10-50-14(a) which states we are not required to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these sales contracts, each unit of product generally represents a separate performance obligation; therefore, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required. 16

Contract balances Under our product sales contracts, we are entitled to payment from purchasers once our performance obligations have been satisfied upon delivery of the product, at which point payment is unconditional. We record invoiced amounts as “Accounts receivable - Oil and gas production sales” in the accompanying condensed consolidated balance sheet. To the extent actual volumes and prices of oil and natural gas are unavailable for a given reporting period because of timing or information not received from third parties, the expected sales volumes and prices for those properties are estimated and also recorded as “Accounts receivable - Oil and gas production sales” in the accompanying condensed consolidated balance sheets. In this scenario, payment is also unconditional, as we have satisfied our performance obligations through delivery of the relevant product. As a result, we have concluded that our product sales do not give rise to contract assets or liabilities under ASU 2014-09. At September 30, 2022 and December 31, 2021, our receivables from contracts with customers were $5.2 million and $12.3 million, respectively. Prior-period performance obligations We record revenue in the month production is delivered to the purchaser. However, settlement statements for certain gas and NGL sales may not be received for 30 to 60 days after the date production is delivered, and as a result, we are required to estimate the amount of production that was delivered to the midstream purchaser and the price that will be received for the sale of the product. Additionally, to the extent actual volumes and prices of oil are unavailable for a given reporting period because of timing or information not received from third party purchasers, the expected sales volumes and prices for those barrels of oil are also estimated. We record the differences between our estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. Any identified differences between our revenue estimates and actual revenue received historically have not been significant. For the nine months ended September 30, 2022 and 2021, revenue recognized in the reporting period related to performance obligations satisfied in prior reporting periods was not material. 3. Income Taxes Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the tax rates and laws expected to be in effect when the differences are expected to reverse. At December 31, 2021, we had, subject to the limitation discussed below, $245.2 million of pre-2018 net operating loss carryforwards (“ NOLs”) and $179.0 million of post 2017 NOL carryforwards for U.S. tax purposes. Our pre-2018 NOLs will expire in varying amounts from 2022 through 2037, if not utilized. Any NOLs arising in 2018, 2019, 2020, and 2021 can generally be carried back five years, carried forward indefinitely and can offset 100% of taxable income for tax years 2020 and up to 80% of future taxable income for tax years after December 31, 2020. Any NOLs arising on or after January 1, 2021 can generally be carried forward indefinitely and can offset up to 80% of future taxable income. The Company has recorded full valuation allowances against our deferred tax asset for net operating losses. The Company released a portion of the valuation allowances during the three and nine months ended September 30, 2022, which resulted in not having an income tax expense during the respective periods. As of September 30, 2022, we did not have any accrued interest or penalties related to uncertain tax positions. The tax years 2014 through 2021 remain open to examination by the tax jurisdictions to which we are subject. 17

4. Long-Term Debt

The following is a description of our debt as of September 30, 2022 and December 31, 2021 (in thousands):

	September 30, 2022	December 31, 2021
First Lien Credit Facility	$ -	$ 71,400
Second Lien Credit Facility	-	134,907
Exit fee - Second Lien Credit Facility	-	10,000
Real estate lien note	-	2,515
Total long term debt	-	218,822
Less current maturities	-	(212,688)
	-	6,134
Deferred financing fees and debt issuance cost, net	-	(3,929)
Total long-term debt, net of deferred financing fees and debt issuance costs	$ -	$ 2,205

Restructuring

Pursuant to the Exchange Agreement, dated as of January 3, 2022, between Abraxas and AGEF (the " First Exchange Agreement") and certain other agreements entered into by Abraxas on January 3, 2022, we effectuated a restructuring of our then-existing indebtedness through a multi-part interdependent de levering transaction consisting of: (i) an Asset Purchase and Sale Agreement pursuant to which Abraxas sold to Lime Rock Resources V-A, L.P. certain oil, gas, and mineral properties in the Williston Basin region of North Dakota and other related assets belonging to the Company and its subsidiaries for $87,200,000 in cash ($70.3 million after customary closing adjustments) (the "Sale"), (ii) the pay down of the indebtedness and other obligations of Abraxas and its subsidiaries under the First Lien Credit Facility, by and among Abraxas, the financial institutions party thereto as lenders, and Société Générale, as "Issuing Lender" and administrative agent and certain specified secured hedges from the proceeds of the Sale and, to the extent necessary, other cash of Abraxas, and (iii), a debt for equity exchange of the indebtedness and other obligations of Abraxas and its subsidiaries under the Second Lien Credit Facility, by and among Abraxas, the financial institutions party thereto as lenders, and Angelo Gordon Energy Servicer, LLC, as administrative agent and all related loan and security documents (the "Exchange" and, together with the transactions referred to in clauses (i) and (ii), the "Restructuring"). AGEF was issued 685,505 shares of Series A Preferred Stock of the Company in the Exchange, which entitled AGEF to approximately 85% of the voting power of the Company's outstanding capital stock.

The Restructuring also involved a change in a majority of the Board's directors. Pursuant to the Exchange Agreement, immediately prior to the closing of the Restructuring, two former Board members resigned. Immediately after the consummation of the Restructuring, the existing Board members resolved to increase the size of the Board by one member and to appoint three employees of AGEF as members of the Board, one of whom became Chairman of the Board.

On September 13, 2022, AGEF and Biglari Holdings, entered into the Preferred Purchase Agreement, pursuant to which AGEF agreed to sell and assign to Biglari Holdings, and Biglari Holdings agreed to purchase, acquire, and assume from AGEF, the Preferred Shares and all of AGEF's rights, title, and interests in, and duties and obligations under, the Exchange Agreement. Following Biglari Holdings' acquisition of the Preferred Shares, a change in control of the Company occurred. Biglari Holdings' ownership of the Preferred Shares resulted in its beneficial ownership, both directly and indirectly, of the approximately 85% of the Company's voting securities that AGEF owned prior to effecting the Sale and Assignment.

In connection with the transactions contemplated by the Preferred Purchase Agreement, the four directors of the Company appointed by AGEF resigned from the Board. Also, in accordance with the terms of the Preferred Purchase Agreement, on September 13, 2022, the Board voted to appoint Messrs. Sardar Biglari, Philip Cooley, and Bruce Lewis as members of the Board to fill three of the vacancies created by the resignations of the AGEF appointed directors. All three newly appointed members of the Board are affiliated with Biglari Holdings.

Subsequent to the Sale and Assignment, Biglari Holdings, Biglari Holdings proposed an exchange of the Preferred Shares for shares of the Company's common stock pursuant to which the Company would issue Biglari Holdings 90,631,287 shares of the Company's common stock (the "Stock Consideration") in exchange for the Preferred Shares (such transaction, the "Second Exchange").

To issue the Stock Consideration to Biglari Holdings as contemplated by the Second Exchange, an amendment to the Company's Articles of Incorporation, as amended, was needed to increase the number of shares of common stock authorized for the Company's issuance from 20,000,000 shares to 150,000,000 shares (the "Amendment").

On September 23, 2022, the Board approved the Company's entry into an exchange agreement with Biglari Holdings that defines the terms of the Second Exchange (the "Second Exchange Agreement"). The Company and Biglari Holdings entered into the Second Exchange Agreement on September 27, 2022, with the consummation of the Second Exchange subject to the approval by the Company's stockholders of the Amendment and the acceptance of the Amendment by the Nevada Secretary of State.

On October 24, 2022, the Company's stockholders approved the Amendment, and the Company caused the Amendment to be filed with the Nevada Secretary of State that same day. The Nevada Secretary of State accepted the Amendment on October 25, 2022, and on October 26, 2022, the Second Exchange Agreement was consummated by the following transactions: (i) the Company caused 90,631,287 shares of common stock to be registered in the name of Biglari Holdings with the Company's transfer agent in book-entry form, and (ii) Biglari Holdings assigned and transferred the Preferred Shares to the Company, constituting all of the Preferred Shares of the Company then outstanding, by delivering a Stock Power and Assignment to the Company. The Company cancelled the Series A Preferred Stock and the Preferred Stock Certificate of Designation, such that only common stock of the Company remains outstanding. The foregoing description of the Second Exchange and the Second Exchange Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Second Exchange Agreement, which is filed as Exhibit 10.1 on Form 8-K filed on October 3, 2022, and is incorporated by reference herein.

As a result of the Sale and Assignment and Second Exchange, the Company is a consolidated subsidiary of Biglari Holdings, and Biglari Holdings has the power to exert significant control over the Company by controlling both 90% of the voting power of the Company's outstanding capital stock and a majority of the Company’s Board. Real Estate Lien Note We had a real estate lien note secured by a first lien deed of trust on the property and improvements which serves as our corporate headquarters. The note was paid in full in August 2022. 18

5. Earnings per Share The following table sets forth the computation of basic and diluted earnings per share: Nine Months Ended September 30, 2022 Numerator: Net income (loss) $ 43,110 Denominator: Denominator for basic earnings per share – weighted- average common shares outstanding 9,281 Effect of dilutive securities: Stock options, restricted shares and warrants Denominator for diluted earnings per share – adjusted weighted-average shares and assumed exercise of options and restricted shares 9,281 Net income (loss) per common share - basic $ 4.64 Net income (loss) per common share - diluted $ 4.64 Basic earnings per share, excluding any dilutive effects of stock options and unvested restricted stock, is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed similar to basic; however diluted income per share reflects the assumed conversion of all potentially dilutive securities. For the three and nine month periods ended September 30, 2021 there were no dilutive potential shares relating to stock options and restricted stock due to our depressed stock price. 6. Hedging Program and Derivatives As of September 30, 2022, the Company is not party to any hedge agreements. The liability as of December 31, 2021 relates to the settlement of the December 2021 contract: Fair Value of Derivative Contracts as December 31, 2021 Asset Derivatives Liability Derivatives Derivatives not designated as hedging instruments Balance Sheet Location Fair Value Balance Sheet Location Fair Value Commodity price derivatives Derivatives – current $ - Derivatives – current $ 442 Commodity price derivatives Derivatives – long-term - Derivatives – long-term - $ - $ 442 7. Financial Instruments The Company did not have any active financial instruments as of September 30, 2022. The Level 2 financial instruments as of December 31, 2021 relates to the settlement of the December 31, 2021 contract. Quoted Prices in Active Markets for Identical Assets (Level 1) Significant Other Observable Inputs (Level 2) Significant Unobservable Inputs (Level 3) Balance as of December 31, 2021 Liabilities: NYMEX fixed price derivative contracts $ — $ 442 $ — $ 442 Total Liabilities $ — $ 442 $ - $ 442 19

Nonrecurring Fair Value Measurements Non-financial assets and liabilities measured at fair value on a nonrecurring basis included certain non-financial assets and liabilities as may be acquired in a business combination and thereby measured at fair value and the initial recognition of asset retirement obligations for which fair value is used. Unproved oil and gas properties are assessed periodically, at least annually, to determine whether impairment has occurred. The assessment considers the following factors, among others: intent to drill, remaining lease term, geological and geophysical evaluations, drilling results and activity, the assignment of proved reserves, the economic viability of development if proved reserves were assigned and other current market conditions. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization. The asset retirement obligation estimates are derived from historical costs as well as management’s expectation of future cost environments. As there is no corroborating market activity to support the assumptions used, the Company has designated these liabilities as Level 3. A reconciliation of the beginning and ending balances of the Company’s asset retirement obligation is presented in Note 1 “ Basis of Presentation”. Other Financial Instruments The carrying amounts of our cash, cash equivalents, restricted cash, accounts receivable and accounts payable approximate fair value because of the short-term maturities and/or liquid nature of these assets and liabilities. The carrying value of our debt approximates fair value as the interest rates are market rates and this debt is considered Level 2. 8. Leases Nature of Leases We lease certain field equipment and other equipment under cancelable and non-cancelable leases to support our operations. 20

Practical Expedients and Accounting Policy Elections Certain of our lease agreements include lease and non-lease components. For all existing asset classes with multiple component types, we have utilized the practical expedient that exempts us from separating lease components from non-lease components. Accordingly, we account for the lease and non-lease components in an arrangement as a single lease component. In addition, for all of our existing asset classes, we have made an accounting policy election not to apply the lease recognition requirements to our short-term leases (that is, a lease that, at commencement, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that we are reasonably certain to exercise). Accordingly, we recognize lease payments related to our short-term leases in our statement of operations on a straight-line basis over the lease term which has not changed from our prior recognition. To the extent that there are variable lease payments, we recognize those payments in our statement of operations in the period in which the obligation for those payments is incurred. None of our current leases contain variable payments. Refer to “ Nature of Leases” above for further information regarding those asset classes that include material short-term leases. The components of our total lease expense for the three and nine months ended September 30, 2022, the majority of which is included in lease operating expense, are as follows: Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Operating lease cost $ 2 $ 10 Short-term lease expense (1) $ 118 $ 434 Total lease expense $ 120 $ 444 Short-term lease costs (2) $ - $ - (1) Short-term lease expense represents expense related to leases with a contract term of 12 months or less. (2) These short-term lease costs are related to leases with a contract term of 12 months or less which are related to drilling rigs and are capitalized as part of natural gas and oil properties on our balance sheet. Supplemental balance sheet information related to our operating leases is included in the table below: September 30, 2022 Operating lease ROU assets $ 2 Operating lease liability - current $ 2 Operating lease liabilities - long-term $ - Our weighted average remaining lease term and weighted average discount rate for our operating leases are as follows: September 30, 2022 Weighted Average Remaining Lease Term (in years) 0.3 Weighted Average Discount Rate 6% Our lease liabilities with enforceable contract terms that are greater than one year mature as follows: Operating Leases Remainder of 2022 $ 2 2023 — 2024 — 2025 — 2026 — Thereafter — Total lease payments 2 Less imputed interest — Total lease liability $ 2 At September 30, 2022, we had only a lease on office equipment, with minimum lease payments with commitments that had initial or remaining lease terms in excess of one year. 21

9. Commitments and Contingencies From time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. At September 30, 2022, we were not involved in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on our financial position or results of operations. 10. Disposition of Assets and Restructuring On January 3, 2022, the Company and Lime Rock Resources V-A, L.P., a Delaware limited partnership (“Lime Rock”), entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Lime Rock certain oil, gas, and mineral properties in the Williston Basin region of North Dakota (the “Properties”) and other related assets (together with the Properties, the “Assets”) belonging to the Company and its subsidiaries for $87,200,000 in cash, subject to customary purchase price adjustments (the “Purchase Price”; such sale, the “Sale”). As described in and subject to the limitations set forth in the Purchase Agreement, the Assets include, among other things, the oil and gas leases described in the Purchase Agreement; the leasehold, mineral, and royalty interests in, and the production and development rights to, the Properties; all contracts, agreements, and instruments by which the Properties are bound; and all rights and interests in the drilling, spacing, or pooled units designated in the Purchase Agreement. The Purchase Agreement includes customary terms and conditions for agreements of this nature. The Purchase Agreement also contains indemnification obligations of both the Company and Lime Rock with respect to customary matters, including breaches of representations, warranties, and covenants. The closing of the transactions contemplated by the Purchase Agreement occurred concurrently with execution of the agreement on January 3, 2022. As discussed in Note 4 above, on January 3, 2022, the Company effectuated the Restructuring of our then-existing indebtedness through a multi-part interdependent de-levering transaction consisting of: (i) the Purchase Agreement and the Sale, (ii) the pay down of the indebtedness and other obligations of Abraxas and its subsidiaries under the First Lien Credit Facility, by and among Abraxas, the financial institutions party thereto as lenders, and Société Générale, as “Issuing Lender” and administrative agent and certain specified secured hedges from the proceeds of the Sale and, to the extent necessary, other cash of Abraxas; and (iii), a debt for equity exchange of the indebtedness and other obligations of Abraxas and its subsidiaries under the Second Lien Credit Facility, by and among Abraxas, the financial institutions party thereto as lenders, and Angelo Gordon Energy Servicer, LLC, as administrative agent and all related loan and security documents. 22

Exchange Agreement On January 3, 2022, the Company and AGEF and an affiliate of the Second Lien Agent, entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which, and effective immediately upon the consummation of the transactions contemplated by the Purchase Agreement and the First Lien Release Agreement, AGEF transferred to the Company all of AGEF’s claims outstanding under the Second Lien Debt Agreement (the “Claims”) in exchange for the Company’s issuance to AGEF of 685,505 shares of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Preferred Stock Certificate of Designation (the “Certificate”; such exchange between the Company and AGEF, the “Exchange”). Effective upon the Exchange, all of the Claims in favor of AGEF were automatically deemed paid and satisfied in full, discharged, terminated, released, and cancelled for all purposes under the Second Lien Debt Agreement. In connection with the consummation of the Exchange Agreement, on January 3, 2022, the Second Lien Parties entered into an Amendment No. 2 to Forbearance Agreement (the “Second Lien Forbearance”) with respect to the Second Lien Debt Agreement. Under the Second Lien Forbearance, the parties thereto agreed to (i) extend the temporary forbearance period under the Forbearance Agreement until January 14, 2022, unless terminated earlier by a “Forbearance Termination Event” (as defined in the Second Lien Forbearance), and (ii) amend certain other terms of the Forbearance Agreement. Subject to the terms and conditions set forth in the Second Lien Forbearance, the Second Lien Agent and the Second Lien Lenders agreed to release their liens and security interests on the Assets being sold by the Company to Lime Rock under the Purchase Agreement. The foregoing description of the Exchange Agreement, the Certificate and the Second Lien Forbearance is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Exchange Agreement, the Certificate, and the Second Lien Forbearance, which are filed as Exhibits 10.3, 3.1 and 4.1, and 10.4, on Form 8-K filed on January 3, 2022, and are incorporated by reference herein. In connection with the proposed Sale of the Assets to Lime Rock, as contemplated by the Purchase Agreement, and the proposed Exchange of AGEF’s claims outstanding under the Second Lien Debt Agreement for the Preferred Stock, as contemplated by the Exchange Agreement, the Company’s Board requested that Petrie Partners Securities, LLC (“Petrie”) render opinions as to whether the Purchase Price and the Exchange are fair, from a financial point of view, to the Company. Petrie represented the Company in the broadly marketed sale of the Assets. On January 2, 2022, Petrie delivered opinions to the Board, dated January 3, 2022 (the “Fairness Opinions”), stating that the Purchase Price and the Exchange are fair, from a financial point of view, to the Company. As discussed above AGEF was issued 685,505 shares of Series A Preferred Stock of the Company in the Exchange, which entitled AGEF to approximately 85% of the voting power of the Company’s outstanding capital stock. As discussed in Note 4 above, subsequently, Biglari Holdings acquired the Preferred Shares from AGEF, and later the Company caused 90,631,287 shares of common stock to be registered in the name of Biglari Holdings.The Company cancelled the Preferred Shares and the Preferred Stock Certificate of Designation, such that only common stock of the Company remains outstanding. As a result of the Sale and Assignment and such Second Exchange, the Company is a consolidated subsidiary of Biglari Holdings, and Biglari Holdings has the power to exert significant control over the Company by controlling both 90% of the voting power of the Company’s outstanding capital stock and a majority of the Company’s Board. 23